UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2021

RLI Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-09463	37-0889946
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9025 North Lindbergh Drive, Peoria, IL	61615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (309) 692-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01 par value	RLI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On November 10, 2021, Jonathan E. Michael, Chairman of the Board of Directors and Chief Executive Officer, announced his resignation as Chief Executive Officer of RLI Corp. (the “Company”) effective December 31, 2021.  He will remain Chairman of the Board of Directors of the Company (the “Board”) effective January 1, 2022, until he stands for re-election to the Board at the 2022 annual meeting of shareholders on May 5, 2022. Mr. Michael’s resignation as Chief Executive Officer was part of a succession plan previously approved by independent Directors of the Board.

Mr. Michael, age 68, will remain employed by the Company during his tenure as Chairman of the Board.  In connection with his role, the independent Directors of the Board approved an annual base salary of $350,000.  Mr. Michael will not receive annual or long-term incentive awards in 2022. Mr. Michael will be eligible to participate in employee benefit programs under the terms of those programs.  Mr. Michael will also be permitted to use the Company’s fractionally-owned aircraft for up to 35 hours for 2022 at an hourly rate set by the independent Directors of the Board.

(c)  On November 10, 2021, the Board appointed Craig W. Kliethermes as President and Chief Executive Officer of the Company effective January 1, 2022.  In connection with his promotion, Mr. Kliethermes will receive an annual base salary effective January 1, 2022 of $650,000.  His annual and long-term incentives beginning January 1, 2022 will be established in the ordinary course in 2022 when those awards are set for other Company officers. There is no arrangement or understanding between Mr. Kliethermes and any other persons pursuant to which Mr. Kliethermes was selected as an officer. Mr. Kliethermes is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Kliethermes, age 56, has served as President and Chief Operating Officer of the Company since January 1, 2021, and President and Chief Operating Officer of the Company’s insurance company subsidiaries since 2016.  Previously, he served as Senior Vice President, Risk Services of the Company since 2013. Kliethermes joined the Company in 2006.

(c)  On November 10, 2021, the Board appointed Jennifer L. Klobnak as Chief Operating Officer of the Company effective January 1, 2022.  In connection with her promotion, Ms. Klobnak will receive an annual base salary effective January 1, 2022 of $475,000. Her annual and long-term incentives beginning January 1, 2022 will be established in the ordinary course in 2022 when those awards are set for other Company officers. There is no arrangement or understanding between Ms. Klobnak and any other persons pursuant to which Ms. Klobnak was selected as an officer. Ms. Klobnak is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Klobnak, age 50, has served as Sr. Vice President, Operations of the Company’s insurance company subsidiaries since 2016.  Previously, she served as Senior Vice President, Risk Services of the Company since 2014. Ms. Klobnak joined the Company in 2000.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated November 10, 2021. This Exhibit is furnished pursuant to Item 8.01 hereof and should not be deemed to be “filed” under the Securities Exchange Act of 1934.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLI CORP.

Date: November 10, 2021	By:	/s/ Jeffrey D. Fick
Jeffrey D. Fick
Sr. Vice President, Chief Legal Officer & Corporate Secretary